SUBITEM 77E  LEGAL PROCEEDINGS
Since October 2003 Federated and
related entities collectively
Federated and various
Federated funds Funds have been
named as defendants in several
 class action lawsuits now
pending in the United States
 District Court for the District
 of Maryland The lawsuits were
purportedly filed on behalf
of people who purchased owned
 andor redeemed shares of
Federatedsponsored mutual
funds during specified
periods beginning November
 1 1998 The
suits are generally similar
in alleging that Federated
engaged in illegal and
 improper trading
practices including market
 timing and late trading
in concert with certain
institutional traders
which allegedly caused
financial injury to the
mutual fund shareholders
 These lawsuits began to
be filed shortly after
 Federateds first public
 announcement that it
had received requests for
information on shareholder
trading activities in the
 Funds from the SEC the
 Office of the New
York State Attorney General
 NYAG and other authorities
 In that regard on November 28
2005 Federated announced that
 it had reached final
 settlements with the SEC
 and the NYAG
with respect to those
matters Specifically
the SEC and NYAG settled
 proceedings against three
Federated subsidiaries
involving undisclosed market
 timing arrangements and
 late trading The
SEC made findings that
 Federated Investment
Management Company FIMC
 an SEC
registered investment adviser
 to various Funds and
 Federated Securities Corp
 an SECregistered
brokerdealer and distributor
for the Funds violated
 provisions of the Investment
 Advisers Act
and Investment Company Act
 by approving but not
disclosing three market
timing
arrangements or the associated
conflict of interest between
 FIMC and the funds involved
 in the
arrangements either to other
 fund shareholders or to the
 funds board and that Federated
Shareholder Services Company
 formerly an SECregistered
transfer agent failed to
 prevent a
customer and a Federated
 employee from late trading
in violation of provisions
 of the Investment
Company Act The NYAG found
 that such conduct violated
 provisions of New York State law
Federated entered into the
 settlements without
admitting or denying the
regulators findings As
Federated previously
 reported in 2004 it has
 already paid approximately
80 million to certain
funds as determined by an
 independent consultant As
 part of these settlements
 Federated agreed
to pay disgorgement and a
civil money penalty in
the aggregate amount of
 an additional 72
million and among other
things agreed that it
 would not serve as
 investment adviser to any
registered investment
 company unless i at least
 75 of the funds directors
 are independent of
Federated ii the chairman
of each such fund is
independent of Federated
iii no action may be
taken by the funds board
 or any committee thereof
 unless approved by
a majority of the
independent trustees of the
fund or committee
respectively and iv the
 fund appoints a senior
officer who reports to
the independent trustees
 and is responsible for
 monitoring compliance by
the fund with applicable
 laws and fiduciary duties
 and for managing the proces
 by which
management fees charged
to a fund are approved The
 settlements are described
in Federateds
announcement which along
with previous press releases
 and related communications
on those
matters is available in the
 About Us section of
Federateds website at
 FederatedInvestorscom
Federated and various
Funds have also been named
as defendants in several
additional lawsuits
the majority of which are
 now pending in the United
 States District Court for
 the Western District
of Pennsylvania alleging
among other things excessive
advisory and Rule 12b1 fees
The board of the Funds has
retained the law firm of
Dickstein Shapiro LLP to
 represent the Funds
in these lawsuits Federated
 and the Funds and their
 respective counsel are
reviewing the
allegations and intend to
defend this litigation
Additional lawsuits based
 upon similar allegations
may be filed in the future
 The potential impact of
 these lawsuits all of which
seek unquantified
damages attorneys fees
 and expenses and future
potential similar suits
is uncertain Although
we do not believe that
these lawsuits will have
a material adverse effect
 on the Funds there can
be no assurance that
these suits ongoing adverse
publicity andor other
developments resulting
from the regulatory
investigations will not
result in increased Fund
 redemptions reduced sales
of
Fund shares or other adverse
 consequences for the Funds







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